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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                  ONLINE RESOURCES & COMMUNICATIONS CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

DELAWARE                                       52-1623052
------------                                   ---------------
(state of incorporation                        (IRS Employer Identification No.)
or organization)

7600 COLSHIRE DRIVE, MCLEAN, VIRGINIA          22102
--------------------------------------------   ----------
(Address of principal executive offices)       (Zip Code)

       If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

       If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ X ]

       Securities Act registration statement file number to which this form relates: 333-74777

Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $.0001 PER SHARE
                       ---------------------------------
                                (Title of class)


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ITEM 1        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       Incorporated by reference to the portion of the prospectus under the heading "Description of Capital Stock," filed as part of the registrant's registration statement on Form S-1, No. 333-74777, filed on March 19, 1999, as amended on April 26, 1999, May 4, 1999 and May 13, 1999.

ITEM 2        EXHIBITS

       1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contract or other documents which limit or qualify the rights of such holders.

              (a) Amended and Restated Certificate of Incorporation of Online Resources & Communications Corporation.

              Incorporated by reference to Exhibit 3.1 to registrant's registration statement on Form S-1, No. 333-74777, filed on March 19, 1999, as amended on April 26, 1999, May 4, 1999 and May 13, 1999.

              (b) Amended and Restated Bylaws of Online Resources & Communications Corporation.

              Incorporated by reference to Exhibit 3.2 to registrant's registration statement on Form S-1, No. 333-74777, filed on March 19, 1999, as amended on April 26, 1999, May 4, 1999 and May 13, 1999.

              (c)    Form of Stock Certificate.

              Incorporated by reference to Exhibit 4.1 to registrant's registration statement on Form S-1, No. 333-74777, filed on March 19, 1999, as amended on April 26, 1999, May 4, 1999 and May 13, 1999.


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       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  ONLINE RESOURCES &
                                  COMMUNICATIONS CORPORATION

                                  Date:    May 18, 1999


                                  By:   /s/  Matthew P. Lawlor
                                     -----------------------------------
                                  Matthew P. Lawlor
                                  Chairman and Chief Executive Officer